Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-59064) of Aerosonic Corporation of our report dated March 18, 2005, except for Note 14 as to which the date is April 6, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/  Tedder, James, Worden & Associates, P.A.

Orlando, Florida

April 18, 2005